UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 16, 2006 (May 10, 2006)
FIRST ACCEPTANCE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6802	75-1328153

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3813 Green Hills Village Drive Nashville, Tennessee	37215

(Address of Principal Executive Offices)	(Zip Code)
(615) 844-2800

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement
SIGNATURE

Item 1.01 — Entry into a Material Definitive Agreement.
Non-Employee Director Compensation
On May 10, 2006, the Board of Directors of First Acceptance Corporation, upon the recommendation of the Compensation Committee of the Board of Directors, approved revised terms of compensation to be paid to the non-employee directors of the Company. Each non-employee director will receive an annual retainer of $20,000, payable in equal, quarterly installments in arrears. The Chairman of the Audit Committee of the Board of Directors will receive an additional annual retainer of $5,000, payable in equal, quarterly installments in arrears. Non-employee directors will also receive a fee of $2,000 for each Board of Directors meeting attended and $1,000 for each board committee meeting attended. In addition, non-employee directors other than Gerald J. Ford and Donald J. Edwards will receive an award pursuant to the Company’s 2002 Long Term Incentive Plan of 1,000 shares of restricted stock on the date of each annual meeting of the Company’s stockholders. The restricted stock will be subject to forfeiture if the director ceases to serve as a director of the Company during the period of six months following the date of the award, subject to certain exceptions.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST ACCEPTANCE CORPORATION

By:	/s/ Stephen J. Harrison

Stephen J. Harrison
President and Chief Executive Officer
Date: May 16, 2006